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                                                                   Exhibit 23(a)

                   Consent of Independent Public Accountants
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 033-90272 of Northbrook Life Insurance Company on Form S-1 of our report dated February 21, 1997 relating to the financial statements and financial statement schedule of Northbrook Life Insurance Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 1997